UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 21, 2013
Date of Report (Date of earliest event reported)

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	012183	11-2644611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

734 Walt Whitman Road, Melville, New York 11747
(Address of principal executive offices) (Zip Code)

(631) 421-5452
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events

On November 21, 2013, Bovie Medical Corporation (the “Company”), Andrew Makrides and Moshe Cintronowitz entered into a Settlement Agreement and Mutual General Release (the “Settlement Agreement”) with Steven Livneh, Henvil Corporation, Ltd., and Lican Developments, Ltd. (collectively, “Livneh”) in settlement of the previously disclosed action pending in the United States District Court, Middle District of Tampa, Docket No. 12-cv-1498 (the “Litigation”).  With few exceptions, the terms of the Agreement replace and supercede the terms of the Confidential Settlement Agreement and Mutual General Release entered into as of December 28, 2011, which was the subject of prior disclosures and formed the basis of the Litigation.

Pursuant to the terms of the Settlement Agreement, the Company agreed to pay Livneh a total of $400,000 in six (6) separate installments beginning on December 10 and concluding on May 15, 2014.

The Company also agreed to (i) make certain upgrades to the ICON VS generator previously sold to Livneh, (ii) sell Livneh three (3) additional ICON VS generators designated as “not for human use”, subject to certain terms and conditions, (iii) complete the testing and validation of the ICON VS generator within six (6) months, (iv) sell Livneh up to 150 additional ICON VS generators for use on humans, subject to certain terms and conditions, and (v) to provide Livneh with various information relating to the ICON VS generator.  Upon execution of the Settlement Agreement, the Company delivered to Livneh various documentation relating to the ICON VS generator and a set of sub-assemblies relating thereto.  The Company also executed a separate agreement with Livneh to provide support regarding the ICON VS generator for a period of one (1) year after execution of the Agreement.

The Company granted Livneh an exclusive, transferable, irrevocable license to make, have made, use, market, and sell the Seal-N-Cut device in the People’s Republic of China (“PRC”) and a non-exclusive, transferable, and irrevocable license to make, have made, use, market, and sell Seal-N-Cut anywhere other than PRC.  The Company and Livneh each agreed to pay the other a royalty equal to three percent (3%) on their Net Sales (as defined in the Settlement agreement) of Seal-N-Cut.  Upon execution of the Settlement Agreement, the Company transferred to Livneh (i) three (3) Seal-N-Cut hand pieces, (ii) two final assembly test fixtures not utilized by the Company, (iii) a PK generator and footswitch, (iv) miscellaneous parts and materials, (v) various documents relating to Seal-N-Cut, and (vi) the Company’s rights to certain Seal-N-Cut molds.

The parties also exchanged mutual general releases and discontinued the Litigation.  The Settlement Agreement also provides that in the event of any dispute between the parties concerning the Settlement Agreement, no party would be entitled to recover lost profits, lost sales, business interruption damages, lost business opportunity damages, lost tax credits, lost benefit-of-the-bargain damages, consequential damages, incidental damages, special damages, punitive damages, or exemplary damages.

THE FOREGOING IS A SUMMARY OF THE MATERAL TERMS OF THE SETTLEMENT AGREEMENT AND IS QUALIFIED IN ITS ENTIRETY BY THE TERMS AND CONDITIONS CONTAINED IN THE SETTLEMENT AGREEMENT.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2013	BOVIE MEDICAL CORPORATION

By: /s/ Andrew Makrides
Andrew Makrides
Chief Executive Officer and Chairman of the Board